RAYOVAC CORPORATION

                             SHAREHOLDERS AGREEMENT

                         Dated as of September 12, 1996



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                               RAYOVAC CORPORATION

                             SHAREHOLDERS AGREEMENT

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
PREAMBLE...................................................................  1

ARTICLE I                  Definitions.....................................  2

ARTICLE II                 Covenants and Conditions........................  7

Section 2.1                Restrictions on Transfers.......................  7
Section 2.2                Call by the Company............................. 10
Section 2.3                Come Along...................................... 13
Section 2.4                Take Along...................................... 15
Section 2.5                Preemptive Rights............................... 16
Section 2.6                Restrictions on Other
                           Agreements...................................... 18
Section 2.7                Synthetic Sales................................. 18

ARTICLE III                Registration Rights............................. 18

Section 3.1                General......................................... 18
Section 3.2                Demand Registrations............................ 18
Section 3.3                Piggyback Registration.......................... 19
Section 3.4                Obligations of the Company...................... 20
Section 3.5                Furnish Information............................. 24
Section 3.6                Expenses of Registration........................ 24
Section 3.7                Underwriting Requirements....................... 25
Section 3.8                Indemnification................................. 25
Section 3.9                Lock-Up Agreement............................... 28
Section 3.10               No Inconsistent Agreements...................... 29
Section 3.11               Stock Split and Reverse
                           Stock Split..................................... 29

ARTICLE IV                 Miscellaneous................................... 30

Section 4.1                Remedies........................................ 30
Section 4.2                Entire Agreement; Amendment; Waiver............. 30
Section 4.3                Severability.................................... 31
Section 4.4                Notices......................................... 31
Section 4.5                Binding Effect; Assignment...................... 32
Section 4.6                Governing Law................................... 32

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Section 4.7                Termination..................................... 32
Section 4.8                Recapitalization, Exchanges, Etc................ 33
Section 4.9                Lee Group Shareholder Representative............ 33
Section 4.10               Action Necessary to Effec-
                           tuate the Agreement............................. 34
Section 4.11               Purchase for Investment;
                           Legend on Certificate........................... 34
Section 4.12               Effectiveness of Transfers...................... 34
Section 4.13               Additional Shareholders......................... 35
Section 4.14               No Waiver....................................... 35
Section 4.15               Financial Statements............................ 36
Section 4.16               Counterpart..................................... 36
Section 4.17               Headings........................................ 36
Section 4.18               Number; Gender.................................. 36

EXHIBIT A                  Schedule of Shareholders



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                             SHAREHOLDERS AGREEMENT


     This Shareholders Agreement (this "Agreement") is entered into as of the 12th day of September, 1996, by and among Rayovac Corporation, a Wisconsin corporation (the "Company"), those persons listed as Lee Group Shareholders on the signature pages hereof, including Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership ("Equity Fund") (collectively, the "Lee Group Shareholders"), those persons listed as Management Shareholders on the signatures pages hereof (the "Management Shareholders") and those persons listed as Non-Management Shareholders on the signatures pages hereof (the "Non-Management Shareholders"). The Management Shareholders and the Non-Management Shareholders are sometimes collectively referred to herein as the "Existing Shareholders". The Lee Group Shareholders and the Existing Shareholders are sometimes collectively referred to herein as the "Shareholders".

     WHEREAS, upon consummation of the transactions (including a 5 for 1 stock split) contemplated by that certain Stock Purchase and Redemption Agreement dated as of September 12, 1996 (the "Stock Purchase and Redemption Agreement"), by and among the Company, the Existing Shareholders and the Lee Group Shareholders, the Shareholders will own the number of shares of Common Stock set forth opposite their respective names on Exhibit A hereto; and

     WHEREAS, each of the Shareholders desires to enter into this Agreement for the purpose of regulating certain aspects of the Shareholders' relationships with regard to the Company and certain restrictions on, and rights and obligations with respect to, the Common Stock owned by the Shareholders.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:



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                                    ARTICLE I

                                   Definitions
                                   -----------

     For the purposes of this Agreement, the following terms shall be defined as follows:

     1933 Act. The "1933 Act" shall mean the Securities Act of 1933, as amended.

     1934 Act. The "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     Affiliate. An "Affiliate" of a specified person, corporation or other entity shall mean a person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation or other entity specified and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of at least 5% of the capital stock, or any officer or director, of the Company.

     Anniversary Date. "Anniversary Date" shall mean September 12, 1997.

     Associate. "Associate," (a) when used to indicate a relationship with any Person shall mean, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (iii) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or (b) when used to indicate a relationship with the Company, shall also mean a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Shareholder.


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     Board. The "Board" shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

     Cause. "Cause" shall mean (a) the commission of any fraud, embezzlement or other material act of dishonesty with respect to the Company or any of its Affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its Affiliates or Subsidiaries), (b) a conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude, (c) willful misconduct or (d) willful failure or refusal to perform one's duties and responsibilities to the Company or any of its Affiliates which failure or refusal to perform is not remedied within thirty
(30) days after receipt of a written notice from the Company detailing such failure or refusal to perform.

     Common Stock. "Common Stock" shall mean the Company's common stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapital-ization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

     The Company. The "Company" shall mean Rayovac Corporation, a Wisconsin corporation, and its successors and assigns.

     Lee Group Shareholder Representative. "Lee Group Shareholder
Representative" shall have the meaning set forth in Section 4.9 hereof.

     Permitted Transfer. A "Permitted Transfer" shall mean:


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     (a) a Transfer of Shares by any Shareholder who is a natural person to such Shareholder's spouse, children, grandchildren, parents or siblings or a trust for the benefit of any of them;

     (b) a bona fide pledge of Shares by a Shareholder to a bank, financial institution or other lender;

     (c) a Transfer of Shares between any Shareholder who is a natural person and such Shareholder's guardian or conservator;

     (d) a bona fide gift of Shares by a Shareholder to a charitable institution as defined in Section 501(c) of the Internal Revenue Code of 1986, as amended, provided such Transfer is reasonably acceptable to the Company;

     (e) a Transfer of Shares from any Shareholder which is a partnership to its partners, provided such Transfer is reasonably acceptable to the Company;

     (f) a Transfer of Shares from any Shareholder which is a corporation or partnership to any Affiliate of such Shareholder, provided such Transfer is reasonably acceptable to the Company; or

     (g) a Transfer of Shares by a Lee Group Shareholder to another Lee Group Shareholder or other employee of Thomas H. Lee Company, or by a Non-Management Shareholder to another Non-Management Shareholder.

No Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred, if such transferee is not already a party to this Agreement, executes and delivers to the Company an executed counterpart of this Agreement in accordance with the terms of Section 4.13 hereof. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

     Permitted Transferee. A "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold Shares pursuant to a Permitted Transfer described above.


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     Person. "Person" shall mean an individual, corporation, partnership, trust, or unincorporated association, or a government or any agency or political subdivision thereof.


     Prior Shareholders Agreement. "Prior Shareholders Agreement" shall mean, collectively, the Amended and Restated Shareholder's Agreements, dated as of December 1991, entered into by the Company, Thomas F. Pyle and certain shareholders of the Company.

     Public Offering. A "Public Offering" shall mean the completion of a sale of Common Stock, resulting in gross cash proceeds of not less than $20 million, pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms and also excluding the registration of any equity security issued to non-Affiliates of the Company as part of a bona fide debt offering of units comprised of such equity security and a debt security of the Company.

     Registrable Securities. "Registrable Securities" shall mean all shares of Common Stock held from time to time by any party hereto and any other securities of the Company or any of its Subsidiaries issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold under a Rule 144 Transaction or (c) such securities shall have ceased to be outstanding.

     Rule 144 Transaction. "Rule 144 Transaction" shall mean a transfer of Shares (a) complying with Rule 144 under the 1933 Act as such Rule or a successor thereto is in effect on the date of such transfer (but only a sale pursuant to a "brokers transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof) and (b) occurring at a time when Shares are registered pursuant to Section 12 of the 1934 Act.


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     Schedule. "Schedule" shall refer to the Schedule of Shareholders attached hereto as Exhibit A.

     Shares. "Shares" shall mean (a) all shares of Common Stock held by Shareholders from time to time, (b) all shares of Common Stock subsequently held by Permitted Transferees who acquire them in one or more Permitted Transfers and
(c) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

     Shareholder. "Shareholder" shall have the meaning set forth in the first paragraph of this Agreement.

     Stock Purchase and Redemption Agreement. "Stock Purchase and Redemption Agreement" shall have the meaning set forth in the recitals set forth on the first page of this Agreement.

     Subsidiary. "Subsidiary," with respect to any entity (the "parent"), shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (b) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital stock or beneficial interest having the power to cast a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

     Synthetic Sale. "Synthetic Sale" shall mean any hedge, sale or purchase of any derivative security or other action (other than Transfers expressly permitted by the terms hereof) having the effect of reducing a Shareholder's economic interest in Shares or reducing a Shareholder's exposure to a decrease in fair market value of Shares.

     Third Party. "Third Party" shall mean any Person other than the Company.


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     Transaction Price. "Transaction Price" shall mean $4.39 per Share (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications), which is the price originally paid for each Share by the Lee Group Shareholders at the time of initial purchase thereof and giving effect to the 5 for 1 stock split referred to in the first preamble to this Agreement.

     Transfer. "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares.

                                   ARTICLE II

                            Covenants and Conditions

     Section 2.1 Restrictions on Transfers. No Shareholder may Transfer all or any part of the Shares owned by such Shareholder other than a Transfer of Shares which is (i) a Permitted Transfer, (ii) pursuant to a Public Offering, (iii) for any Lee Group Shareholder or Management Shareholder, made after a Public Offering, pursuant to a Rule 144 Transaction; provided that no Management Shareholder shall Transfer, pursuant to any Rule 144 Transaction, an aggregate number of Shares that, together with all prior Transfers by such Management Shareholder pursuant to one or more Rule 144 Transactions and Public Offerings, represents more than (A) the aggregate number of Shares Transferred by the Lee Group Shareholders other than pursuant to a Permitted Transfer multiplied by
(B) such Management Shareholders' Proportionate Equity Interest, (iv) for any Non-Management Shareholder, made after a Public Offering, (v) a Transfer by a Management Shareholder to another Management Shareholder (a "Management Transfer"); provided that each Management Transfer shall be made in accordance with the procedures set forth in Sections 2.1(a)-(f), or (vi) pursuant to another section of this Article II. For purposes of this Section 2.1, "Proportionate Equity Interest" shall mean the number of Shares set forth on the Schedule opposite the Management Shareholder's name plus the number of Shares underlying options granted to such Management Shareholder on the date hereof (to the extent


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exercisable) divided by the aggregate number of Shares set forth on the Schedule opposite the names of the Lee Group Shareholders, in each case as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications.

     (a) If, at any time after the Anniversary Date, a Management Shareholder (each, an "Offeror") desires to Transfer Shares to another Management Shareholder, such Offeror shall give notice of such offer (the "Transfer Notice") to the Company. The Transfer Notice shall state the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "Offer Price"), payment terms (including a description of any proposed non-cash consideration), the type of disposition and the number of such Shares to be transferred ("Offered Shares"). The Transfer Notice shall further state (i) that the Company may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein, and (ii) that the Company may not purchase any of such Offered Shares unless the Company purchases all of such Offered Shares.

     (b) For a period of thirty (30) business days after receipt of the Transfer Notice (the "Option Period"), the Company may, by notice in writing to the Offeror delivering such Transfer Notice, elect in writing to purchase all, but not less than all, of the Offered Shares at the Offer Price. The closing of the purchase of Offered Shares pursuant to Section 2.1(b) or Section 2.1(c), as the case may be, shall take place at the principal office of the Company on the tenth (10th) day after the expiration of the Option Period. At such Closing, the Company shall deliver to the Offeror, against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by the Company, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by the Company. All of the foregoing deliveries will be deemed to be made simultaneously, and none shall be deemed completed until all have been completed.


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     (c) Notwithstanding anything set forth in this Section 2.1 to the contrary, prior to the termination of the Option Period, the Board of Directors of the Company (the "Board") may, in its sole discretion, elect to assign the Company's right to purchase all, but not less than all, of the Offered Shares pursuant to this Section 2.1 to the Lee Group Shareholders. If the Board so elects, the Company shall give notice of such assignment to each Lee Group Shareholder (the "Assignment Notice"), indicating the number of Shares each Lee Group Shareholder is entitled to purchase (including the right to over-allotment of Offered
Shares, if any), the Offer Price of such Shares, and any other relevant payment terms. Within five (5) business days of the Assignment Notice, those Lee Group Shareholders who intend to purchase the Offered Shares pursuant to this Section 2.1(c) (the "Offered Shares Electing Shareholders") shall notify the Company in writing of such intention, indicating the number of Offered Shares (including over-allotments, if any) they intend to purchase. The right to purchase such Offered Shares shall be allocated to the Lee Group Shareholders pro rata (based on the number of Shares each Lee Group Shareholder (together with each such Lee Group Shareholder's Permitted Transferees) owns in relation to the total number of Shares owned by all of the Lee Group Shareholders); provided, however, that if any Lee Group Shareholder does not elect to purchase the number of Offered Shares which such Lee Group Shareholder (and its Permitted Transferees) may purchase pursuant to this Section 2.1(c), then the Offered Shares Electing Shareholders (and their Permitted Transferees) may elect to purchase the remaining Offered Shares. The right to purchase the remaining Offered Shares shall be allocated to the Offered Shares Electing Shareholders pro rata (based on the number of Shares each Offered Shares Electing Shareholder (together with their Permitted Transferees) owns in relation to the total number of Shares owned by all of the Offered Shares Electing Shareholders).

     (d) If the Company or the Lee Group Shareholders, as the case may be, do not elect to purchase all of the Offered Shares, all, but not less than all, of the Offered Shares may be Transferred, but only in accordance with Sections 2.1(e) and 2.1(f) and the terms of the Transfer Notice, within sixty (60) days after expiration of the Option Period, after which, if


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the Offered Shares have not been Transferred, all restrictions contained herein shall again be in full force and effect.

     (e) Five (5) days prior to the closing of the purchase of any Offered Shares pursuant to Section 2.1(d) hereof (the "Closing"), the Offeror shall notify the Company of the disposition of the Offered Shares, including the name of each purchaser and the number of Shares bought by each purchaser. The Closing shall take place no later than sixty (60) days after the expiration of the Option Period. At such Closing, each purchaser of Offered Shares shall deliver to the Offeror, against delivery of certificates duly endorsed and stock powers representing the Offered Shares being acquired by such purchaser, the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased by such purchaser. All of the foregoing deliveries will be deemed to be made simultaneously, and none shall be deemed completed until all have been completed.

     (f) Any Transfer of Shares pursuant to this Section 2.1 (other than pursuant to Sections 2.1 (ii), (iii) and (iv)) shall remain subject to the Transfer restrictions of this Agreement, and each intended transferee pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be Transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Shareholder hereunder.


     Section 2.2 Call by the Company.

     (a) If the employment of a Management Shareholder by the Company or any of its Subsidiaries shall terminate (a "Call Event") prior to the completion of the Company's initial Public Offering, the Company shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to such terminated Management Shareholder no later than ninety (90) days after the date of such Call Event, and such Management Shareholder and such Management Shareholder's


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Permitted Transferees (the "Call Group") shall be required to sell all (but not less than all) of the Shares which are owned by the members of the Call Group on the date of such Call Event (collectively, the "Call Securities") at a price per share equal to the Call Price (as defined in Section 2.2(c) below) applicable to such Shares.

     (b) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise of the Call Option by the Company, the Board may, in its sole discretion, elect to assign the Company's right to exercise the Call Option to purchase all, but not less than all, of the Call Securities to the Lee Group Shareholders. If the Board so elects, the Company shall give notice of such assignment to each Lee Group Shareholder (the "Call Assignment Notice"), indicating the number of Call Securities each Lee Group Shareholder is entitled to purchase (including the right to over-allotment of Call Securities, if any), the Call Price applicable to such Shares and the date of the closing of such purchase under this Section 2.2. Within five (5) business days of the Call Assignment Notice, those Lee Group Shareholders who intend to purchase Call Securities pursuant to this Section 2.2(b) (the "Call Securities Electing Shareholders") shall notify the Company in writing of such intention, indicating the number of Call Securities (including over-allotments, if any) they intend to purchase; provided that, with respect to any Call Assignment Notice given by the Company to the Lee Group Shareholders on or prior to the Anniversary Date, the Lee Group Shareholders shall notify the Company of such intention to purchase Call Securities no later than five (5) business days after the Anniversary Date. The right to purchase such Call Securities shall be allocated to the Lee Group Shareholders pro rata (based on the number of Shares each Lee Group Shareholder (together with each such Lee Group Shareholder's Permitted Transferees) owns in relation to the total number of Shares owned by all of the Lee Group Shareholders); provided, however, that if any Lee Group Shareholder does not elect to purchase the number of Call Securities which such Lee Group Shareholder (and its Permitted Transferees) may purchase pursuant to this Section 2.2(b), then the Call Securities Electing Shareholders (and their Permitted Transferees) may elect to purchase the remaining Call Securities. The right to purchase the remaining Call Securities shall be allocated


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to the Call Securities Electing Shareholders pro rata (based on the number of
Shares each Call Securities Electing Shareholder (together with their Permitted Transferees) owns in relation to the total number of Shares owned by all of the Call Securities Electing
Shareholders).

     (c) For purposes of this Section 2.2, the term "Call Price" shall mean (i) if the employment of the Management Shareholder is terminated for Cause (A) within one (1) year of the date of this Agreement, the Transaction Price, and
(B) subsequent to the date which is one (1) year from the date of this Agreement, the lower of the Transaction Price and the fair market value (as determined by the Board) of each Share; and (ii) if the employment of the Management Shareholder is terminated other than for Cause or the Management Shareholder voluntarily terminates his or her employment with the Company or one of its Subsidiaries (A) within one (1) year of the date of this Agreement, the Transaction Price, and (B) subsequent to the date which is one (1) year from the date of this Agreement, the fair market value (as determined by the Board) of each Share. Notwithstanding the foregoing, in the event that a Management Shareholder who owns at least 91,116 Shares on the date hereof is entitled to receive the Call Price for his Shares pursuant to clause (i)(B) or (ii)(B) of this Section 2.2(c) and such Management Shareholder disputes the Board's determination of fair market value, such Management Shareholder shall be entitled to have the fair market value of such Shares determined by an independent appraiser selected by the Company and reasonably acceptable to such Management Shareholder. Fair market value of Shares shall be determined in each case without deduction for the fact that the Shares represent a minority interest in the Company. All costs of any appraisal under this Section 2.2(c) shall be paid equally by the Company and such Management Shareholder.

     (d) The closing of any purchase of Call Securities pursuant to Section 2.2(a) or 2.2(b) shall take place at the principal office of the Company (i) with respect to purchases by the Company or a Designated Employee (as defined below), on the tenth (10th) business day after the date of the Call Notice and
(ii) with respect to any Lee Group Shareholder, on the tenth (10th) business day after notifying the Company in writing of


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its intention to exercise its right to purchase pursuant to Section 2.2(b). At such closing, the Company, the Lee Group Shareholders or the Designated Employee, as the case may be, shall deliver to the Call Group, against delivery of certificates duly endorsed and stock powers representing the Call Securities, a certified check or checks payable to the Management Shareholder and/or the Permitted Transferees, as the case may be, in an amount equal to the aggregate Call Price payable in respect of such Call Securities. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

     (e) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more new or existing employees of the Company or any of its Subsidiaries may, in the sole discretion of the Board, be designated by the Board (individually a "Designated Employee" and collectively, "Designated Employees") who shall have the right, but not the obligation, to exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, for cash and on the same terms and conditions as set forth in Section 2.2(d) which apply to the repurchase of Call Securities by the Company. Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee who is not already a Management Shareholder shall execute a counterpart of this Agreement whereupon such Designated Employee shall be deemed a "Management Shareholder" and shall have the same rights and be bound by the same obligations as a Management Shareholder hereunder.

     (f) Subject to Section 2.2(b), if neither the Company nor any Designated Employee elect to exercise the Call Option and deliver a Call Notice within ninety (90) days of a Call Event, then the Call Option provided in this Section
2.2 shall terminate, but the Management Shareholder or his Permitted Transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement.

     Section 2.3 Come Along. Except as provided in Section 2.3(c) hereof, the Lee Group Shareholders shall


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not Transfer Shares to a Third Party who is not a Permitted Transferee without complying with the terms and conditions set forth in Sections 2.3(a) and 2.3(b) below.

     (a) Any Lee Group Shareholder, when desiring to Transfer Shares (the "Transferor"), shall give not less than seven (7) days prior written notice of such intended Transfer to each other Shareholder and to the Company. Such notice (the "Participation Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Shares proposed to be transferred (the "Participation Securities") by the Transferor, the purchase price per Share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within five (5) days following the delivery of the Participation Notice by the Transferor to each other Shareholder and to the Company, each Shareholder desiring to participate in such proposed Transfer (each, a "Participating Offeree") shall, by notice in writing to the Transferor and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Transferor) up to that number of Shares owned by such Participating Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by such Participating Offeree as of the date of such proposed Transfer and the denominator of which is the aggregate number of Shares actually owned as of the date of such Participation Notice by the Transferor and by all Participating Offerees, multiplied by (ii) the number of Participation Securities. The amount of Participation Securities to be sold by the Transferor shall be reduced to the extent necessary to provide for such sales of Shares by Participating Offerees.

     (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Transferor, together with all Participating Offerees, shall deliver to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with stock powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Participation Notice.

     (c) The provisions of this Section 2.3 shall not apply to (i) any Permitted Transfer, (ii) any Transfer pursuant to or following a Public Offering or (iii) any Transfer pursuant to Section 2.2 or 2.4.

     (d) The provisions of this Section 2.3 shall be construed in accordance with Section 14(e) of the Warrant Agreement dated as of the date hereof among the Company, RC Funding, Inc. and Bank of America National Trust and Savings Association (the "Warrant Agreement").

     Section 2.4 Take Along.

     (a) If a Lee Group Shareholder or group of Lee Group Shareholders holding more than 50% of the then outstanding Shares (the "Take Along Group") determine to sell or exchange (in a business combination or otherwise), in one or a series of bona fide arms-length transactions to a Third Party who is not an Affiliate of the Take Along Group, 50% or more of the aggregate number of Shares owned by the Lee Group Shareholders on the date hereof (as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications), then, upon five (5) days written notice by the Take Along Group to each other Shareholder, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Take Along Group (such notice being referred to as the "Sale Request"), each other Shareholder (each, a "Seller") shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party on the same terms as the Take Along Group, that number of Shares owned by such Seller as shall equal the product of (A) a fraction, the numerator of which is the number of Shares proposed to be transferred by the Take Along Group as of the date of such Sale Request and the denominator of which is the aggregate number of Shares actually owned as of the date of such Sale Request by the Take Along Group, multiplied by
(B) the number of Shares actually owned as of the date of such Sale Request by such Seller. Each Seller shall (i) deliver certificates for all of its Shares at the closing of the proposed Transfer, free and clear of all claims, liens and encumbrances and (ii) if shareholder approval of the transaction is required, vote his or its Shares in favor thereof.

     (b) The provisions of this Section 2.4 shall not apply to (i) any Transfer pursuant to or following a Public Offering or (ii) a Permitted Transfer.

     (c) The provisions of this Section 2.4 shall be construed in accordance with Section 14(f) of the Warrant Agreement.

     Section 2.5 Preemptive Rights.

     (a) Preemptive Rights. The Company hereby grants to each Shareholder so long as it shall own any Shares or, if sooner, until a Public Offering, the right to purchase up to a pro rata portion of New Securities (as defined in paragraph (b) below) which the Company, from time to time, proposes to sell or issue following the date hereof. A Shareholder's pro rata portion, for purposes of this Section 2.5, is the product of (i) a fraction, the numerator of which is the number of outstanding Shares which such Shareholder then owns and the denominator of which is the total number of Shares of Common Stock then actually outstanding on a fully diluted basis after giving effect to the exercise of all options, warrants and the like and the conversion of all securities convertible into or exchangeable for Common Stock, multiplied by (ii) the number of New Securities the Company proposes to sell or issue.

     (b) Definition of New Securities. "New Securities" shall mean any Common Stock of the Company, whether now authorized or not, any rights, options or warrants to purchase Common Stock and any indebtedness or preferred stock of the Company which is convertible into Common Stock (or which is convertible into a security which is, in turn, convertible into Common Stock); provided that the term "New Securities" does not include (i) indebtedness of the Company; (ii) Common Stock issued as a stock dividend to all holders of Common Stock pro rata or upon any subdivision or combination of shares of Common Stock; (iii) the issuance and sale of securities of the Company pursuant to a Public Offering or merger, consolidation or similar share exchange; (iv) any director, officer, employee or consultant stock options approved by the Board of Directors of the Company; (v) the issuance of any Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock; (vi) the issuance and sale of up to an aggregate of 227,791 shares of Common Stock (as equitably adjusted for stock dividends, stock splits, reverse stock splits and other similar reclassifications) on or prior to the Anniversary Date to newly hired officers (but not the chief executive officer) or employees of the Company for a per share price no less than the Transaction Price; provided that such officers or employees shall execute a counterpart of this Agreement as Management Shareholders; or (vii) the issuance of any equity security issued to non-Affiliates of the Company as part of a bona fide debt offering of investment units comprised of such equity security and a debt security of the Company or the issuance of Common Stock upon the conversion of such equity security pursuant to its terms.

     (c) Notice from the Company. In the event the Company proposes to issue New Securities, the Company shall give each Shareholder who has a preemptive right under this Section 2.5 written notice of such proposal, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. For a period of five (5) days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Shareholder its pro rata share of such New Securities for the price and upon the terms specified in the notice. Each Shareholder may exercise its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (d) Sale by the Company. In the event any Shareholder who has a preemptive right under this Section 2.5 fails to exercise in full its preemptive right within said five (5) day period, the Company shall have one (1) year thereafter to sell the New Securities with respect to which the preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to Section 2.5(c).

     (e) Closing. The closing for any such issuance shall take place as proposed by the Company with respect to the Shares to be issued, at which closing the

Company shall deliver certificates for the shares in the respective names of the purchasing Shareholders against receipt of payment therefor.

     Section 2.6 Restrictions on Other Agreements. Until the completion of a Public Offering by the Company, no Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares, nor shall any Shareholder enter into any shareholders agreements or arrangements of any kind with any person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent herewith.

     Section 2.7 Synthetic Sales. Any Synthetic Sales by a Management Shareholder then employed by the Company or any of its Subsidiaries shall require the prior written approval of the Board.

                                   ARTICLE III

                               Registration Rights

     Section 3.1 General. For purposes of Article III: (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement; and (b) the term "Holder" means any Shareholder or Permitted Transferee thereof.

     Section 3.2 Demand Registrations.

     (a) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.2) from the Lee Group Shareholders, made at a time when the Lee Group Shareholders and their Permitted Transferees own in the aggregate at least 10% of the Purchased Shares (as that term is defined in the Stock Purchase and Redemption Agreement), that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the regis-tration of Common Stock, then the Company shall, not later than ninety (90) days after receipt by the Company of a written request for a demand registration pursuant to this Section 3.2, file a registration statement with the Securities and Exchange Commission (the "SEC") relating to such Registrable Securities as to which such request for a demand registration relates (the "Requested Shares"), and the Company shall use its best efforts to cause the offering of such Requested Shares to be registered under the 1933 Act. The Company shall be obligated to effect only three (3) registrations of Registrable Securities pursuant to this Section 3.2; provided, however, that if the Lee Group Shareholders and their Permitted Transferees own at least 10%, but not more than 25%, of the Purchased Shares, then the Company shall be obligated to effect only one (1) such registration of Registrable Securities.

     (b) If, pursuant to Section 3.3, the total amount of securities that all Holders and all other holders of securities which have applicable registration rights request to be included in an offering made pursuant to this Section 3.2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected from the securities requested to be included by all Holders and such other holders pro rata based on the number of securities which each of them owns.

     Section 3.3 Piggyback Registration. If, at any time, the Company determines to register, whether for its own account or pursuant to a request by the Lee Group Shareholders pursuant to Section 3.2, any of its equity securities (including securities convertible into equity securities, but excluding equity securities being registered pursuant to a registration statement on Form S-8 and equity securities issued in connection with mezzanine debt or senior bank financing of the Company, whether pursuant to the Stock Purchase and Redemption Agreement or placed or sold in the future, or equity securities issued upon conversion or exchange thereof), for its own account or for the account of others under the 1933 Act in connection with the public offering of such securities (other than the first Public Offering), the Company shall, at each such time, promptly give each Holder written notice of such determination no later than ten (10) days before the effective date of any such registration. Upon the written request of any Holder received by the Company within five (5) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Shares of each Holder that such Holder has requested be registered. If the total amount of securities that are to be included by either the Company (or other person (including any Shareholder) for whose account the registration is made) for its own account and at the request of Holders pursuant to this Section 3.3 and all other holders of securities which have applicable registration rights exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, selected from the securities requested to be included by all Holders and all such other holders pro rata based on the number of securities which each of them owns. The rights afforded to the Holders pursuant to this Section 3.3 are subject to the provisions of Section 14(b) of the Warrant Agreement.

     Section 3.4 Obligations of the Company.

     (a) Whenever required under Section 3.2 or 3.3 hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

               (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current; provided, however, that if such registration statement does not become effective, then any demand registration pursuant to Section 3.2 prompting such undertaking by the Company shall be deemed to be rescinded and retracted and shall not be counted as, or deemed or considered to be or to have been, a demand registration pursuant to Section 3.2 for any purpose;

               (2) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of up to 180 days (if, in the reasonable discretion of the Holders owning securities covered by such registration statement, such period of time is necessary for the successful completion of the offering of such securities) after the effective date of such registration statement, all as requested by such Holders;

               (3) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (4) as expeditiously as reasonably possible, use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agree-
         ment to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata to the extent required by such jurisdiction;

               (5) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition or such Registrable Securities;

               (6) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holders promptly prepare to furnish to such seller or Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (7) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each such seller at least two (2) business days prior to the filing thereof a copy of any post-effective amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

               (8) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

               (9) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed.

     (b) The Company will furnish to each Holder on whose behalf Registrable Securities have been registered pursuant to this Agreement a signed counterpart, addressed to such Holder, of an opinion of counsel for the Company dated the effective date of such registration statement, and such opinion of counsel shall cover those matters which are customarily covered in opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities.

     (c) Except as otherwise set forth in Section 3.3, if the Company at any time proposes to register any of its securities under the 1933 Act, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will make reasonable efforts, if requested by any Holder of Registrable Securities who requests registration of Registrable Securities in connection therewith pursuant to Section 3.2 or 3.3 hereof, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

     (d) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act.

     Section 3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     Section 3.6 Expenses of Registration. All expenses incurred in connection with a registration pursuant to Section 3.2 or 3.3 hereof (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the

Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by a majority in interest of such Holders) shall be borne by the Company.

     Section 3.7 Underwriting Requirements. In connection with any registration of Registrable Securities under this Agreement, the Company will, if re-quested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by the Company and the other agreements on the part of the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. The Company shall use its reasonable best efforts to cause the underwriting agreement to comply with Section 3.8. Such underwriters shall be selected (i) by the Company, in the case of a registration pursuant to Section 3.3, or (ii) by the Holders requesting a demand registration, in the case of a registration pursuant to Section 3.2.

     Section 3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Article III:

     (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceed-ings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any alleged violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

     (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, as the case may be, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any person who controls any such agent or underwriter and each other Holder and any person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

     (c) Any person seeking indemnification under this Section 3.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

     (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

     Section 3.9 Lock-Up Agreement. If required by the underwriter, each Shareholder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Shareholder

(other than securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as is acceptable to the underwriter following the effective date of each registration statement of the Company filed under the 1933 Act which includes securities to be sold to the public in an underwritten offering. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

     Section 3.10 No Inconsistent Agreements. The Company agrees that it has not entered into, and it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with (or superior to) the rights granted to the Holders of Registrable Securities in this Agreement.

     Section 3.11 Stock Split and Reverse Stock Split. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 3.2 hereof, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is not the number necessary for the success of such offering, the Company shall use its best efforts to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. If necessary in connection therewith, the Company shall use its best efforts to cause to be recommended, approved and adopted by its Board of Directors and approved and adopted by its shareholders, and, if so approved and adopted, file and cause to become effective, an amendment to its articles of incorporation increasing the number of shares of Common Stock which the Company is authorized to issue. Each Shareholder, together with its Permitted Transferees, hereby agrees to vote the Shares held by it in favor of adopting such amendment.

                                   ARTICLE IV

                                  Miscellaneous

     Section 4.1 Remedies. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Shareholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the sale or other disposition of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the sale or other disposition of such Shares or rescinding any such sale or other disposition). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

     Section 4.2 Entire Agreement; Amendment; Waiver. This Agreement, together with the Schedule hereto, sets forth the entire understanding of the parties, and as of the closing contemplated by the Stock Purchase and Redemption Agreement supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof, including, without limitation, the rights and obligations of the Existing Shareholders under the Prior Shareholders Agreement, and each Existing Shareholder hereby waives all of its rights under the Prior Shareholders Agreement and hereby cancels the Prior Shareholders Agreement. The Schedule may be amended to reflect changes in the composition of the Shareholders and changes in stock ownership that may occur from time to time as a result of Permitted Transfers or Transfers permitted under Article II hereof. Amendments to the Schedule reflecting Permitted Transfers or Transfers permitted under Article II hereof shall become effective when a copy of this Agreement, as executed by any new transferee, is filed with the Company, except as other-wise provided in Section 4.13 hereof. Any other amendments to, or the termination of, this Agreement shall require the prior written consent of a majority in interest of the Shareholders. Notwithstanding the preceding sentence, no amendment may adversely affect the Lee Group Shareholders, the Non-Management Shareholders or the Management Shareholders at any time, unless consented to in writing by a majority in interest of such adversely affected group. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to the benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

     Section 4.3 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

     Section 4.4 Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three (3) business days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

     (a) For notices and communications to the Existing Shareholders, to the respective addresses set forth in the Schedule;


     (b) for notices and communications to the Company:


                            Rayovac Corporation
                            601 Rayovac Drive
                            Madison, Wisconsin 53711-2497
                            Attn:  President
                            Facsimile No.: (608) 278-6666

     (c) for notices and communications to the Lee Group Shareholders, to the respective addresses set forth in the Schedule, with a copy to:

                             Skadden, Arps, Slate,
                               Meagher & Flom
                             One Beacon Street
                             Boston, MA  02108
                             Attention:  Louis A. Goodman, Esq.
                             Facsimile No.:  (617) 573-4822

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

     Section 4.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that the rights under this Agreement may not be assigned except as expressly provided herein, it being understood that the Company's rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.

     Section 4.6 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     Section 4.7 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Shareholder, Permitted Transferee or any other transferee of Shares, the provisions of Articles II and III of this Agreement shall terminate as to such Shareholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement such Shareholder, Permitted Transferee or other transferee as the case may be, no longer own any Shares; provided that termination pursuant to this Section 4.7 shall only occur in respect of a Shareholder after all Permitted Transferees in respect thereof also no longer own any Shares. As provided above, the provisions of Sections 2.3, 2.4, 2.5 and 2.6 shall not apply to the Shares owned by Shareholders following a Public Offering.

     Section 4.8 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     Section 4.9 Lee Group Shareholder Representative. Each Lee Group Shareholder hereby designates and appoints (and each Permitted Transferee of each such Lee Group Shareholder is hereby deemed to have so designated and appointed) each of Scott A. Schoen and Warren C. Smith, Jr., as his attorney-in-fact with full power of substitution for each of them (the "Lee Group Shareholder Representative"), to serve as the representative of each such person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such person and hereby acknowledges that the Lee Group Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such person. Each such person hereby authorizes (and each such Permitted Transferee shall be deemed to have authorized) the other parties hereby to disregard any notice or other action taken by such person pursuant to this Agreement except for the Lee Group Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Lee Group Shareholder Representative and are and will be entitled and authorized to give notices only to the Lee Group Shareholder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the Lee Group Share-holder Representative may be chosen by a majority in interest of the Lee Group Shareholders, provided that notice thereof is given by the new Lee Group Shareholder Representative to the Company and to each other Shareholder.

     Section 4.10 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

     Section 4.11 Purchase for Investment; Legend on Certificate. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no Transfer of Shares may be made except in compliance with applicable federal and state securities laws. Each of the certificates of Shares of the Company which are now or hereafter owned by the Shareholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

     "The shares represented by this stock certificate are subject to the terms and conditions, including restrictions on transfer, of a Shareholders Agreement dated as of September 12, 1996, as amended from time to time. A copy of the Shareholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge upon the Company's receipt of a written request therefor. Any sale or transfer in violation of said Agreement shall be null and void."

     All certificates of Shares shall also bear all legends required by federal and state securities laws.

     Section 4.12 Effectiveness of Transfers. All Shares Transferred by a Shareholder (other than pursuant to an effective registration statement under the 1933 Act or pursuant to a Rule 144 Transaction) shall, except as otherwise expressly stated herein, be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Shareholder under this Agreement (as through such party had so agreed pursuant to Section 4.13 hereof) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Shareholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.13 hereof. No Shares shall be Transferred on the Company's books and records, and no Transfer of Shares shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Shareholders to enter appropriate stop transfer notations and its transfer records to give effect to this Agreement.

     Section 4.13 Additional Shareholders. Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Shareholder acquiring Shares (except for transferees acquiring Shares in an offering registered under the 1933 Act or in a Rule 144 Transaction and except as otherwise permitted by the Board), shall, on or before the Transfer or issuance to it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (a) a Management Shareholder if a Permitted Transferee or an employee of the Company or any of its Subsidiaries, (b) a Lee Group Shareholder if a Permitted Transferee or an employee or affiliate of Thomas H. Lee Company or Equity Fund or (c) a Non-Management Shareholder if such person or entity does not fall within either (i) or (ii) above; provided that a transferee which is a Permitted Transferee under clause (b) of the definition of Permitted Transferee shall not be obligated to so agree until foreclosure on its pledge.

     Section 4.14 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Section 4.15 Financial Statements. The Company will provide Thomas F. Pyle, Jr. with a copy of the regularly prepared monthly financial statements of the Company provided to the Company's principal lender at the time provided to such lender and a copy of the quarterly and annual financial statements of the Company at the time filed with the SEC. The provisions of this Section 4.15 shall not apply (i) after a Public Offering or (ii) when Thomas F. Pyle, Jr. and his Associates cease to own 50% of the Shares owned by them on the date hereof (as equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications), whichever first occurs.

     Section 4.16 Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     Section 4.17 Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

     Section 4.18 Number; Gender. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.


                                           RAYOVAC CORPORATION


                                           By: /s/ David A. Jones
                                               --------------------------------
                                               Name:      David A. Jones
                                               Title:     Director

Lee Group Shareholders:


                                      THOMAS H. LEE EQUITY FUND III, L.P.


                                      By:  THL EQUITY ADVISORS III
                                           LIMITED PARTNERSHIP,
                                           as General Partner


                                      By:  THL EQUITY TRUST III,
                                           as General Partner



                                      By: /s/ Warren C. Smith, Jr.
                                          -------------------------------------
                                          Name:     Warren C. Smith, Jr.
                                          Title:    Trustee





                                     THOMAS H. LEE FOREIGN FUND III, L.P.


                                     By:  THL EQUITY ADVISORS
                                          III LIMITED PARTNERSHIP,
                                          as General Partner


                                     By:  THL EQUITY TRUST III,
                                           as General Partner



                                     By: /s/ Warren C. Smith, Jr.
                                         ---------------------------------------
                                         Name:   Warren C. Smith, Jr.
                                         Title:  Trustee

                                     THL-CCI LIMITED PARTNERSHIP



                                     By: /s/ Warren C. Smith, Jr.
                                         ---------------------------------------
                                         Warren C. Smith, Jr., as
                                         agent and attorney-in-fact
                                         under Purchaser Appoint-
                                         ment of Agent and Power of
                                         Attorney dated September 3,
                                         1996 of THL-CCI Limited
                                         Partnership

Management Shareholders:


                                         Roger F. Warren
                                         Trygve Lonnebotn
                                         James A. Broderick
                                         Gary E. Wilson
                                         Kenneth V. Biller
                                         Dale R. Tetzlaff
                                         Russell E. Lefevre
                                         Raymond L. Balfour
                                         Arthur Homa



                                         By: /s/ Thomas F. Pyle, Jr.
                                             -----------------------------------
                                             Thomas F. Pyle, Jr., as
                                             agent and attorney-in-fact
                                             under Shareholder Appoint-
                                             ment of Agent and Power of
                                             Attorney dated March 1,
                                             1996 executed by each of
                                             the Redemption Sharehold-
                                             ers (as defined in the
                                             Stock Purchase and Redemp-
                                             tion Agreement), and not
                                             in his individual capacity

                                             /s/ David A. Jones
                                             -----------------------------------
                                             David A. Jones

Non-Management Shareholders:

                                         Thomas F. Pyle, Jr.
                                         Marvin G. Siegert
                                         Robert W. Zimmerman



                                     By: /s/ Marvin G. Siegert
                                         ---------------------------------------
                                         Marvin G. Siegert, as
                                         agent and attorney-in-fact
                                         under Shareholder Appoint-
                                         ment of Agent and Power of
                                         Attorney dated March 1,
                                         1996 executed by each of
                                         the Redemption Sharehold-
                                         ers (as defined in the
                                         Stock Purchase and Redemp-
                                         tion Agreement), and not
                                         in his individual capacity

                            SCHEDULE OF SHAREHOLDERS

================================================================================
                                                            Number of Shares of
Shareholder                                                  Common Stock Owned
--------------------------------------------------------------------------------
Thomas H. Lee Equity Fund III, L.P.                              13,864,135
c/o Thomas H. Lee Company
75 State Street
Boston, MA  02109
--------------------------------------------------------------------------------
Thomas H. Lee Foreign Fund III, L.P.                                858,950
c/o Thomas H. Lee Company
75 State Street
Boston, MA  02109
--------------------------------------------------------------------------------
THL-CCI Limited Partnership                                       1,457,405
c/o Thomas H. Lee Company
75 State Street
Boston, MA  02109
--------------------------------------------------------------------------------
David A. Jones                                                      227,895
2910 Coles Way
Atlanta, GA  30350
--------------------------------------------------------------------------------
Roger F. Warren                                                     569,735
505 Summit Road
Madison, WI  53704
--------------------------------------------------------------------------------
Marvin G. Siegert                                                   205,105
7518 Red Fox Trail
Madison, WI  53717
--------------------------------------------------------------------------------
Trygve Lonnebotn                                                    410,210
1157 Amherst Drive
Madison, WI  53705
--------------------------------------------------------------------------------
James A. Broderick                                                  205,105
102 Glen Thistle Road
Madison, WI  53705
--------------------------------------------------------------------------------
Gary E. Wilson                                                      113,945
W12035 Baltic Avenue
Merrimac, WI 53561
--------------------------------------------------------------------------------
Robert W. Zimmerman                                                  45,580
N2747 Brown Lane
Waupaca, WI  54981
--------------------------------------------------------------------------------
Kenneth V. Biller                                                    91,160
7318 Old Sauk Road
Middleton, WI  53562
--------------------------------------------------------------------------------
Dale R. Tetzlaff                                                    102,550
941 Lori Lane
Sun Prairie, WI  53590

--------------------------------------------------------------------------------
Russell E. Lefevre                                                  170,920
5826 Schumann Drive
Madison, WI 53711
--------------------------------------------------------------------------------
Raymond L. Balfour                                                  125,000
29 Blue Ridge Court
Madison, WI 53705
--------------------------------------------------------------------------------
Arthur Homa                                                          40,000
18 Madeline Island
Madison, WI 53719
--------------------------------------------------------------------------------
Thomas F. Pyle, Jr.                                               2,022,785
3500 Corbin Court
Madison, WI  53704

with a copy to:
Benjamin F. Garmer, III
Foley & Lardner
Firstar Center
777 East Wisconsin Avenue
Milwaukee, WI  53202-5367
================================================================================

                                  AMENDMENT TO
                         RAYOVAC SHAREHOLDERS AGREEMENT


     This Amendment (this "Amendment") to the Shareholders Agreement dated as of September 12, 1996, by and among Rayovac Corporation, a Wisconsin corporation (the "Company"), and the shareholders of the Company referred to therein (the "Initial Agreement") is entered into as of __ July 1997 by and among the Company, those persons listed as Lee Group Shareholders on the signature pages hereof, those persons listed as Management Shareholders on the signature pages hereof, and those persons listed as Non-Management Shareholders on the signature pages hereof. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Initial Agreement.

     Whereas, Thomas F. Pyle, Jr. ("Pyle") and Marvin G. Siegert, Judith A. Siegert, Kimberly A. Waterfield, Amy J. Carroll, and Kristen M. Siegert (collectively, the "Siegerts"), who are Non-Management Shareholders, may wish to sell some or all of their shares of Common Stock; and

     Whereas, the Lee Group Shareholders, one or more of the Management Shareholders, and some current managers of the Company who are not parties to the Initial Agreement, may wish to purchase some or all of Pyle's and the Siegerts' shares of Common Stock; and

     Whereas, the Initial Agreement does not permit such a transaction or transactions; and

     Whereas, pursuant to Section 4.2 of the Initial Agreement, the Initital Agreement may be amended by a written instrument duly executed by a majority in interest of each of the Lee Group Shareholders, Management Shareholders, and Non-Management Shareholders; and

     Whereas, the signatories hereto represent a majority in interest of each of the Lee Group Shareholders, Management Shareholders, and Non-Management Shareholders;

     Now, therefore, in consideration of the foregoing, the Initial Agreement is hereby amended as follows:

     Section 2.1 of the Initial Agreement is hereby amended by adding the following clauses immediately after clause (f):

          "(g) Each of Thomas F. Pyle, Jr., Marvin G. Siegert, Judith A.
               Siegert, Kimberly A. Waterfield, Amy J. Carroll, and Kristen M. Siegert may Transfer all or any part of the Shares owned by such Shareholder to one or more Lee Group Shareholders or the Company.

          (h) Notwithstanding anything set forth in this Agreement to the contrary, no Shareholder may Transfer all or any part of the Shares owned by such Shareholder if such Transfer of Shares constitutes a Prohibited Transaction. A "Prohibited Transaction" is any transaction which would, in the reasonable opinion of the Company or the Company's independent accountants, jeopardize the Company's ability to account for the transactions contemplated by the Recapitalization Agreement as a leveraged recapitalization."

    In witness whereof, the parties hereto have executed this Amendment as of the date first written above.

Rayovac Corporation                    Lee Group Shareholders:
                                       THOMAS H. LEE EQUITY FUND III, L.P.
By:      ________________________      THOMAS H. LEE FOREIGN FUND III, L.P.
         David A. Jones                THL-CCI LIMITED PARTNERSHIP
         Chairman of the Board,
         President, and C.E.O.         By:  ______________________________
                                            Warren C. Smith, Jr.
                                            Lee Group Stockholder Representative

                                       By:  _______________________________
                                            Scott A. Schoen
                                            Lee Group Stockholder Representative

Management Shareholders


-----------------------------------          ------------------------------
David A. Jones                               Dale R. Tetzlaff


-----------------------------------          ------------------------------
Roger F. Warren                              Russell E. Lefevre


-----------------------------------          ------------------------------
Trygve Lonnebotn                             Raymond L. Balfour


-----------------------------------          ------------------------------
James A. Broderick                           Arthur S. Homa


-----------------------------------          ------------------------------
Gary E. Wilson                               Kenneth V. Biller


-----------------------------------          ------------------------------
Kent J. Hussey                               Merrell M. Tomlin


-----------------------------------
Stephen P. Shanesy


Non-Management Shareholders


-----------------------------------          ------------------------------
Thomas F. Pyle, Jr.                          Marvin G. Siegert


-----------------------------------
Robert W. Zimmermann